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                          SOFTWARE PROFESSIONALS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

          Software Professionals, Inc. (the "Company") granted to the individual named below an option to purchase certain shares of common stock of the Company, in the manner and subject to the provisions of the Option Agreement.

               1.   Definitions:

                    (a)   "Optionee" shall mean Byron E. Jacobs.

                    (b)   "Date of Option Grant" shall mean March 4, 1996.

                    (c) "Number of Option Shares" shall mean 75,000 shares of common stockof the Company as adjusted from time to time pursuant to paragraph 9 below.

                    (d) "Exercise Price" shall mean $2.13 per share as adjusted from time to time pursuant to paragraph 9 below.

                    (e)   "Initial Exercise Date" shall be the Initial Vesting
Date.

                    (g)   "Initial Vesting Date" shall be the date occuring six
(6) months after the Date of the Option Grant.

                    (h)   Determination of "Vested Ratio":

                                                                   Vested Ratio
                                                                   ------------
Prior to Initial Vesting Date                                          0

On Initial Vesting Date,                                              1/7
provided the Optionee is
continuously employed by
a Participating Company from
the Date of the Option Grant until
the Initial Vesting Date



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

                                                                  Vested Ratio
                                                                  ------------
Plus

For each full month                                                  1/42
of the Optionee's
continuous Employment by a
Participating Company from the
Initial Vesting Date

In no event shall the Vested
Ratio exceed 1/1

                    (i) "Option Term Date" shall mean the date ten (10) years after the Date of Option
Grant.

                    (j) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (k) "Company" shall mean Software Professionals, Inc., a California corporation, and any successor corporation thereto.

                    (l)   "Participating Company" shall mean (i) the Company and
(ii) any future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

                    (m) "Participating Company Group" shall mean at any point in time affiliated corporations collectively which are then a Participating Company.

          2. Status of the Option. This Option is intended to be a nonqualified stock option and shall not be treated as an incentive stock option as described in section 422(b) of the Code.

          3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board, including, without limitation, the power to terminate or amend this Option at any time, subject to the terms of this Option and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

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         4.   Exercise of the Option.

              (a) Right to Exercise. The Option shall be exercisable in full on the Vesting Date and for a period ending on the termination date set forth in paragraph 6 below.

              (b) Method of exercise. The Option may be exercised by written notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 6 below, accompanied by full payment of the exercise price for the number of shares being purchased.

              (c) Form of Payment of Option Exercise Price. Such payment shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's common stock owned by the Optionee having a value not less than the option price, which either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company, or (iii) by any combination of the foregoing. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of the Company's common stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's common stock.

              (d) Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Company's withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Company shall have no obligation to issue a certificate for such shares.

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              (e)   Certificate Registration. The certificate or certificates
for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

              (f) Restrictions on Grant of the 0ption and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Section 260.141.11 of the Rules of the Commissioner of Corporations of the State of California is set forth in paragraph 14 herein. In addition, no Option may be exercised unless
(i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer of the Company. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

              (g) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

          5. Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date of death, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

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          6.   Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in paragraph 7 below, or (c) upon a Transfer of Control as described in paragraph 8 below.

          7.   Termination of Employment.

               (a) Termination of the Option. If the Optionee ceases to be an employee of the Participating Company Group for any reason, except death or disability within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within thirty (30) days after the date on which the Optionee's employment terminated, but in any event no later than the Option Term Date. If the Optionee's employment with the Company is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of six (6) months from the date on which the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within thirty
(30) days after the Optionee's termination of employment. Except as provided in this paragraph 7(a), the Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Participating Company Group.

               (b) Termination of Employment Defined. For purposes of this paragraph 7, the Optionee's employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company.

               (c) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of paragraph 4(f) above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

               (d) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (119th) day after the Optionee's termination of employment, or (iii) the Option Term Date.

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               (e)   Leave of Absence. For purposes hereof, the Optionee's
employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, however, a leave of absence shall be treated as employment for purposes of determining the Optionee's Vested Ratio if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given.

          8. Ownership Change and Transfer of Control. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

               (a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

               (b)   a merger or consolidation in which the Company is a party;

               (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one
(1) or more subsidiary corporations as defined in paragraph 10) above of the Company); or

               (d)   a liquidation or dissolution of the Company.

A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction or in which the Company is not the surviving corporation.

          In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that any unexercised portion of the Option shall be fully exercisable as of a date prior to the Transfer of Control, as the Board so determines or (ii) arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under this Option Agreement or substitute an option for the Acquiring Corporation's stock for the Option. The Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control.

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          9.   Effect of Change in Stock Subject to the Option. Appropriate
adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become shares of another corporation (the 'New Shares"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

          10. Rights as a Shareholder or Employee. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 9 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

          11. Representations and Warranties. The Optionee represents and warrants that the Optionee is over eighteen (18) years of age and that the Optionee is acquiring the Option and any shares purchased upon exercise thereof ("Shares") solely for the Optionee's own account, and not on behalf of any other person or as a nominee, for investment and not with a view to, or for sale in connection with, any distribution of the Shares.

          The Optionee further represents that the Optionee does not have any present intention of selling, offering to sell, or otherwise disposing of or distributing the Option or any portion thereof, and that the entire legal and beneficial interest in the Option the Optionee is acquiring is being acquired for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

The Optionee acknowledges and understands that the Option and the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that consequently the Option and the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule 701. The Optionee further acknowledges and understands that the Company is under no obligation to register the Option and the Shares and that, in the absence of registration, the Option and the Shares may not be transferred. The Optionee understands that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. The Optionee does not have any contract, undertaking, agreement, or arrangement with any person to


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sell, transfer, or grant participations to such person or to any third person with respect to any of the Shares.

          The Optionee is aware that Rule 144, promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. The Optionee understands that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to the Optionee upon request.

          The Optionee is a sophisticated investor having such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of the prospective investment in the Shares. The Optionee represents and warrants that the Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. The Optionee further represents and wan-ants that the Optionee has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as the Optionee deems necessary and appropriate to enable the Optionee to evaluate the financial risk inherent in making an investment in the Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof. The Optionee warrants that the nature and amount of the Shares are consistent with the Optionee's investment objectives, abilities and resources.

          The Optionee acknowledges and understands that the purchase of the Shares is a highly speculative investment and the Optionee represents and warrants that the Optionee is able, without impairing the Optionee's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the investment.

          The Optionee has a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, or has such knowledge and experience in financial and business matters, or has relied on the review and analysis done in this regard by the Optionee's professional adviser, as to make the Optionee capable of using the information made available to the Optionee to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision.

          The Optionee understands that the Shares have not been qualified under the Corporate Securities Law of 1968, as amended, of the State of California by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee's representations as expressed herein.

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          12.  Legends. The Company may at any time place legends referencing any applicable federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

               (a) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          13. Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          14. Termination or Amendment. The Board, including any duly appointed committee of the Board, may terminate or amend the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

          15. Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

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          16.   Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                   SOFTWARE PROFESSIONALS, INC.




                             By:
                                 -------------------------------

                            Title:
                                   -----------------------------

          The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.




Date:
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